UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 21, 2006, The Williams Companies, Inc. ("Williams") announced it had reached agreements that substantially resolve its exposure from pending claims and investigations related to certain previously disclosed matters. These matters involve the inaccurate reporting of natural gas prices and volumes to an industry publication by a few former non-management employees during a period that ended in the fall of 2002. As a result, Williams will record a $64 million pre-tax charge to fourth-quarter 2005 earnings. Williams has previously accrued the difference between this charge and the total of the settlements.

Under terms of the independent agreements, Williams' power business unit will pay $50 million as part of a deferred prosecution agreement with the U.S. Department of Justice; $15.6 million to settle a matter in California State Court in San Diego; $9.15 million in U.S. District Court in the Southern District of New York; and $2.4 million in U.S. District Court in Nevada.

A copy of Williams' press release publicly reporting the settlements is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of Williams' press release dated February 21, 2006, publicly reporting the settlements as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

February 27, 2006	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 21, 2006